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                                                                   EXHIBIT 10.15



                                    [FORM OF]

                           CHANGE IN CONTROL AGREEMENT

                           This Agreement, dated ____________, 2000, is made by and between ASIA GLOBAL CROSSING LTD., a Bermuda company (as hereinafter defined, the "Company"), and _____________ (the "Executive").

              WHEREAS, the Board (as hereinafter defined) recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that such possibility, and the uncertainty it may cause, may result in the departure or distraction of key management employees of the Company; and

              WHEREAS, the Executive is a key management employee of the Company or of a Subsidiary (as hereinafter defined); and

              WHEREAS, the Board has determined that the Company should encourage the continued employment of the Executive by the Company or a Subsidiary and the continued dedication of the Executive to his assigned duties without distraction as a result of the circumstances arising from the possibility of a Change in Control;

              NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

              1. DEFINED TERMS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

              (A) "Affiliate" with respect to any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such first Person or any other Person designated by the Board of Directors of such first Person in which such first Person has an interest.

              (B) "Beneficial Owner" shall have the meaning ascribed to such term under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (or any successor rule thereto).

              (C) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

              (D) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful failure by the Executive substantially to perform the Executive's duties with the Company or a Subsidiary, other than any failure resulting from the Executive's incapacity due to physical or mental illness or any actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive in accordance with paragraph (A) of
Section 6, that continues for at least 30 days after the Board delivers to the Executive a written demand for performance that identifies specifically and in detail the manner in which the Board believes that the Executive willfully has failed substantially to perform the Executive's duties, (ii) the willful engaging by the Executive in misconduct that is demonstrably and materially
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injurious to the Company or any Subsidiary, monetarily or otherwise or (iii) an act or acts on Executive's part constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude.


              (E) A "Change in Control" shall mean a Change in Control of the Company or a Change in Control of Global Crossing, as applicable.


              (F) A "Change in Control of the Company" shall mean the occurrence of any of the following events subsequent to the date of this Agreement:

       (i) any Person (other than the Company, any trustee or other fiduciary holding securities under any of the Company's employee benefit plans, or any company owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as their ownership of the stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing (a) a greater percentage of the combined voting power of the Company's then outstanding securities than the percentage of the combined voting power of the Company's then outstanding securities held by Global Crossing and its Affiliates, so long as there has not occurred a Change in Control of Global Crossing, and (b) 30% or more of the combined voting power of the Company's then outstanding securities;

       (ii) during any period of 24 months (not including any period prior to the date on which the registration statement of the Company's initial public offering is declared effective by the Securities and Exchange Commission), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition,
       (B) a director nominated by a Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control of the Company or (C) a director nominated by any Person, other than Global Crossing and its Affiliates, who is the Beneficial Owner, directly or indirectly, of the securities of the Company representing 10% or more of the combined voting power of the securities of the Company) whose election by the Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

       (iii) the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the Company's shareholders immediately prior thereto continuing to own (either by

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       remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

       (iv) the Company's complete liquidation or the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly-owned subsidiary.

              (G) "Change in Control of Global Crossing" shall have the meaning as defined in the 1998 Global Crossing Ltd. Stock Incentive Plan, as amended form time to time.

              (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              (I) "Company" shall mean Asia Global Crossing Ltd. and any successor to its business or assets, by operation of law or otherwise.

              (J) "Date of Termination" shall have the meaning stated in paragraph (B) of Section 6 hereof.

              (K) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if the Executive is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto).

              (L) "Executive" shall mean the individual named in the first paragraph of this Agreement.

              (M) "Global Crossing" shall mean Global Crossing Ltd., a Bermuda company, or any entity owned directly or indirectly by the shareholders of Global Crossing Ltd. in substantially the same percentages as their ownership of stock of Global Crossing Ltd.

              (N) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence, without the Executive's express written consent, of any of the following:

       (i) the assignment to the Executive of any duties inconsistent with the Executive's status as a key management employee of the Company or of a Subsidiary or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

       (ii) a reduction in the Executive's annual base salary, target annual

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       bonus, or long term incentive opportunity to any amount less than the
       Executive's annual base salary, target bonus, or long-term incentive opportunity, respectively, as in effect immediately prior to the Change in Control. For this purpose, long-term incentive opportunities shall be measured as of the date of grant using a methodology consistent with prior long-term incentive grant practices;

       (iii) the relocation of the Executive's principal place of employment to a location more than 35 miles from the location of such principal place of employment immediately prior to the Change in Control, except for required business travel to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control;

       (iv) the failure to pay the Executive any portion of the Executive's current compensation, or to pay or reimburse the Executive for any expenses incurred by him for required business travel and documented in accordance with reasonable Company policy;

       (v) the failure by the Company to continue to provide the Executive with benefits as favorable in the aggregate and in all material respects as those enjoyed by the Executive under the Company's retirement, life insurance, medical, health and accident, disability, or other employee benefit plans in which the Executive was participating immediately prior to the Change in Control; or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive was entitled in accordance with the Company's normal vacation policy in effect immediately prior to the Change in Control; or

       (vi) any purported termination by the Company of the Executive's employment that is not effected in accordance with a Notice of Termination satisfying the requirements of paragraph (A) of Section 6 hereof.

              (O) "Notice of Termination" shall have the meaning stated in paragraph (A) of Section 6 hereof.

              (P) "Payment Trigger" shall mean the occurrence of both (i) a Change in Control during the term of this Agreement and (ii) at any time on or after such Change in Control, but before the end of the Protected Period, the termination of the Executive's employment with the Company or a Subsidiary for any reason other than (A) by the Executive without Good Reason, (B) by the Company (or a Subsidiary) as a result of the Disability of the Executive or with Cause or (C) as a result of the death of the Executive; provided, however, that if the Executive's employment is terminated prior to a Change in Control at the request of a Person engaged in a transaction or series of transactions that would result in a Change in Control, such termination shall be deemed to occur during the Protected Period. Any transfer of the Executive's employment
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from the Company to an Affiliate, from an Affiliate to the Company, or from one
Affiliate to another Affiliate shall not by itself constitute a termination of the Executive's employment for purposes of this Agreement.

              (Q) "Person" shall have the meaning used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time.

              (R) "Protected Period" shall mean the 24-month period immediately following the month in which a Change in Control occurs.

              (S) "Subsidiary" shall mean any Company or other entity or enterprise, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others serving similar functions with respect to such Company or other entity or enterprise is owned by the Company, directly or indirectly.

              2. TERM OF AGREEMENT. This Agreement will become effective on the date hereof and shall continue in effect through _______________ (the "Initial Term").

              The Initial Term of this Agreement automatically shall be extended for one additional year at the end of the Initial Term, and then again after each successive one year period thereafter (each such one year period following the Initial Term a "Successive Period"). However, either party may terminate this Agreement at the end of the Initial Term, or at the end of any Successive Period thereafter, by giving the other party written notice of intent not to renew, delivered at least one year prior to the end of such Initial Term or Successive Period. If such notice is properly delivered by either party, this Agreement, along with all corresponding rights, duties, and covenants shall automatically expire at the end of the Initial Term or Successive Period then in progress.

              In the event that a Change in Control occurs (as such term is herein defined) during the Initial Term or any Successive Period, upon the effective date of such Change in Control, the term of this Agreement shall automatically and irrevocably be renewed for a period of 24 full calendar months from the effective date of such Change in Control. This Agreement shall thereafter automatically terminate following the 24-month Change-in-Control renewal period. Further, this Agreement shall be assigned to, and shall be assumed by the purchaser in such Change in Control, as further provided in
Section 9 herein.

              3. GENERAL PROVISIONS.

              (A) The Company hereby represents and warrants to the Executive as follows: The execution and delivery of this Agreement and the performance by the Company of the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement is a legal, valid and legally binding obligation of the Company enforceable in


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accordance with its terms. Neither the execution or delivery of this Agreement nor the consummation by the Company of the actions contemplated hereby (i) will violate any provision of the certificate of incorporation of the Company or bye-laws (or other charter documents) of the Company, (ii) will violate or be in conflict with any applicable law or any judgment, decree, injunction or order of any court or governmental agency or authority, or (iii) will violate or conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or will result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets or properties of the Company under, any term or provision of the certificate of incorporation of the Company or bye-laws (or other charter documents) of the Company or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company is a party or by which the Company or any of its properties or assets may be bound or affected.

              (B) No amount or benefit shall be payable under this Agreement unless there shall have occurred a Payment Trigger during the term of this Agreement. In no event shall payments in accordance with this Agreement be made in respect of more than one Payment Trigger.

              (C) This Agreement shall not be constructed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company or of a Subsidiary. Notwithstanding the immediately preceding sentence or any other provision of this Agreement, no purported termination of the Executive's employment that is not effected in accordance with a Notice of Termination satisfying paragraph (A) of Section 6 shall be effective for purposes of this Agreement. The Executive's right, following the occurrence of a Change in Control, to terminate his employment under this Agreement for Good Reason shall not be affected by the Executive's Disability or incapacity. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason under this Agreement.

              4. PAYMENTS DUE UPON A PAYMENT TRIGGER.

              (A) The Company shall pay to the Executive the payments described in this Section 4 upon the occurrence of a Payment Trigger during the term of this Agreement.

              (B) Upon the occurrence of a Payment Trigger during the term of this Agreement, the Company shall pay to the Executive a lump sum payment, in cash, equal to the product of:

       (i)    [three][two][one] multiplied by

       (ii)   the sum of --


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            (a) the higher of the Executive's annual base salary (1) in effect immediately prior to the occurrence of the Change in Control or (2) in effect immediately prior to the Payment Trigger, plus

            (b) the higher of the Executive's target annual bonus (1) for the fiscal year (or other measuring period) prior to the fiscal year (or other measuring period) in which the Change in Control occurs or (2) for the fiscal year (or other measuring period) in which the Payment Trigger occurs.

              The amount determined under the foregoing provisions of this paragraph (B) shall be reduced by any cash severance benefit otherwise paid to the Executive under any applicable severance plan or other severance arrangement. For purposes of this paragraph (B), amounts payable to the Executive pursuant to an annual bonus plan for the fiscal year or other measuring period described in clauses (B)(ii)(b) above, as applicable (the "applicable year/period"), shall not include amounts attributable to a fiscal year or other measuring period that commenced prior to the applicable year/period and that become payable during the applicable year/period.

              (C) Notwithstanding any provision of any incentive compensation plan, including, without limitation, any provision of any incentive compensation plan conditioning the receipt of any payment upon continued employment after the completed fiscal year or other measuring period, the Company shall pay to the Executive a lump sum amount, in cash, equal to the amount of any incentive compensation that has been allocated or awarded to the Executive for a completed fiscal year or other measuring period, preceding the occurrence of a Payment Trigger under any incentive compensation plan but has not yet been paid to the Executive.

              (D) For the fiscal year or other measuring period during which the Payment Trigger occurs, the Executive shall be entitled to a pro rata bonus equal to the number of calendar days elapsed during the fiscal year or other measuring period prior to the Date of Termination divided by the total days in the fiscal year or measuring period, as the case may be, and multiplied by the target bonus payable for such period.

              (E) The payments provided for in paragraphs (B), (C) and (D) of this Section 4 shall be made not later than the fifth day following the occurrence of a Payment Trigger, unless the amounts of such payments cannot be finally determined on or before that day, in which case, the Company shall pay to the Executive on that day an estimate, as reasonably determined in good faith by the Company, of the minimum amount of the payments to which the Executive is clearly entitled and shall pay the remainder of the payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the occurrence of a Payment Trigger. In the event the amount of the estimated payments exceeds the amount subsequently determined to have been


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due, the excess shall constitute a loan by the Company to the Executive, payable on the fifth business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section 4, the Company shall provide the Executive with a written statement setting forth the manner in which the payments were calculated and the basis for the calculations including, without limitation, any opinions or other advice the Company has received from any outside counsel, auditors or consultants (and any opinions or advice that are in writing shall be attached to the statement).

              (F) (i) In addition to the payments provided for above in this
Section 4, the Company shall provide or arrange to provide, at the same cost to the Executive, and at the same coverage level as in effect as of the Date of Termination (subject to changes in coverage levels applicable to all employees who are similarly situated to the Executive prior to the Date of Termination), a continuation of the Executive's (and the Executive's eligible dependents') health and life insurance coverages for [36][24][12] months from the Date of Termination. The applicable COBRA health insurance benefit continuation period shall commence at the beginning of this 12 month benefit continuation period.

              (ii) The providing of these health and life insurance benefits by the Company shall be discontinued prior to the end of the [36][24][12] month continuation period to the extent that the Executive becomes covered under the health and/or life insurance coverages of a subsequent employer; provided that such subsequent employer health insurance coverage does not contain any exclusion or limitation with respect to any preexisting condition of the Executive or the Executive's eligible dependents. For purposes of enforcing this offset provision, the Executive shall have a duty to promptly inform the Company in writing if the Executive becomes covered under the health and/or life insurance coverages of a subsequent employer.

              5. GROSS-UP PAYMENTS.

              (A) In the event it shall be determined that any payment or distribution by the Company or other amount with respect to the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5 (a "Payment"), is (or will be) subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are (or will be) incurred by the Executive with respect to the excise tax imposed by Section 4999 of the Code with respect to the Company (the excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional cash payment (a "Gross-Up Payment") from the Company in an amount equal to the sum of the Excise Tax and an amount sufficient to pay the cumulative Excise Tax and all cumulative income taxes (including any interest and penalties imposed with respect to such taxes) relating to the Gross-Up Payment so that the net amount retained by the Executive is equal to all payments to which Executive is entitled pursuant to the terms of this Agreement (excluding the Gross-Up Payment) or otherwise less income taxes and employment taxes (but not reduced by the Excise Tax or by income taxes attributable to the Gross-Up Payment).


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              (B) Subject to the provisions of paragraph (C) of this Section 5, all determinations required to be made under this Section 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at the determination, shall be made by a nationally recognized certified public accounting firm selected by the Company with the consent of the Executive, which shall not unreasonably be withheld (the "Accounting Firm"), and which shall provide detailed supporting calculations both to the Company and the Executive within 30 days after the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Company, as determined in accordance with this Section 5, shall pay any Gross-Up Payment to or on behalf of the Executive within five days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-Up Payments that the Company should have made will not have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies in accordance with paragraph (C) of this Section 5 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of Underpayment that has occurred and the Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

              (C) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require a Gross-Up Payment (that has not already been paid by the Company). The notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of the claim and shall apprize the Company of the nature of the claim and the date on which the claim is requested to be paid. The Executive shall not pay the claim prior to the expiration of the 30-day period following the date on which the Executive gives notice to the Company or any shorter period ending on the date that any payment of taxes with respect to the claim is due. If the Company notifies the Executive in writing prior to the expiration of the 30-day period that it desires to contest the claim, the Executive shall:

       (i) give the Company any information reasonably requested by the Company relating to the claim;

       (ii) take any action in connection with contesting the claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to the claim by an attorney reasonably selected by the Company;

       (iii) cooperate with the Company in good faith in order effectively to contest the claim; and
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       (iv)   permit the Company to participate in any proceedings relating to the claim.

              The Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with the contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax or employment tax (including interest and penalties with respect thereto) imposed as a result of the representation and payment of costs and expenses. Without limitation of the forgoing provisions of this Section 5, the Company shall control all proceedings taken in connection with the contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of the claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute the contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine. If the Company directs the Executive to pay the claim and sue for a refund, the Company shall advance the amount of the payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance; and any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due shall be limited solely to the contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

              (D) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (C) of this Section 5, the Executive becomes entitled to receive any refund with respect to the claim, the Executive shall, subject to the Company's compliance with the requirements of paragraph
(C) of this Section 5, promptly pay to the Company the amount of the refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (C) of this Section 5, a determination is made that the Executive shall not be entitled to any refund with respect to the claim and the Company does not notify the Executive in writing of its intent to contest the denial of refund prior to the expiration of 30 days after the determination, then the advance shall be forgiven and shall not be required to be repaid and the amount of the advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

              6. TERMINATION PROCEDURES.

              (A) During the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the

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other party hereto in accordance with Section 10 hereof. For purposes of this
Agreement, a "Notice of Termination" shall mean a written notice that indicates the specific termination provision in this Agreement relied upon, and, if applicable, the notice shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board finding that, in the informed, reasonable, good faith judgment of the Board, the Executive was guilty of conduct set forth in the definition of Cause in Section 1(D), and specifying the particulars thereof in detail.

              (B) "Date of Termination" with respect to any purported termination of the Executive's employment during the term of the Agreement (other than by reason of death) shall mean (i) if the Executive's employment is terminated for Disability, 20 business days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during that 20 business day period) and
(ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which, in the case of a termination by the Company, shall not be less than ten business days except in the case of a termination for Cause, and, in the case of a termination by the Executive, shall not be less than ten business days nor more than 20 business days, respectively, after the date such notice of Termination is given.

              7. NO MITIGATION. The Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, except as provided in Section 4(F), the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or a Subsidiary, or otherwise.

              8. DISPUTES.

              (A) If a dispute or controversy arises out of or in connection with this Agreement, the parties shall first attempt in good faith to settle the dispute or controversy by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration or litigation. Thereafter, any remaining unresolved dispute or controversy arising out of or in connection with this Agreement shall, upon a written notice from the Executive to the Company either before suit thereupon is filed or within 20 business days thereafter, be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in a city located within the continental United States designated by the Executive. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Executive shall, however, be entitled to seek specific performance of the Company's obligations hereunder during the pendency of
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any dispute or controversy arising under or in connection with this Agreement.

              (B) Any legal action concerning this Agreement, other than a mediation or an arbitration described in paragraph (A) of this Section 8, whether instituted by the Company or the Executive, shall be brought and resolved only in a state court of competent jurisdiction located in the territory that encompasses the city, county, or parish in which the Executive's principal residence is located at the time such action is commenced. The Company hereby irrevocably consents and submits to and shall take any action necessary to subject itself to the personal jurisdiction of that court and hereby irrevocably agrees that all claims in respect of the action shall be instituted, heard, and determined in that court. The Company agrees that such court is a convenient forum, and hereby irrevocably agrees that all claims in respect of the action shall be instituted, heard, and determined in that court, and hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of the action. Any final judgment in the action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

              (C) The Company shall pay all costs and expenses, including attorneys' fees and disbursements, of the Company and, at least monthly, the Executive in connection with any legal proceeding (including arbitration), whether or not instituted by the Company or the Executive, relating to the interpretation or enforcement of any provision of this Agreement, provided that if the Executive instituted the proceeding and the judge, arbitrator, or other individual presiding over the proceeding affirmatively finds that the Executive instituted the proceeding in bad faith, the Executive shall pay all costs and expenses, including attorneys' fees and disbursements, of Executive and the Company. The Company shall pay prejudgment interest on any money judgment obtained by Executive as a result of such proceeding, calculated at the rate provided in Section 1274(b)(2) (B) of the Code.

              9. SUCCESSORS: BINDING AGREEMENT.

              (A) In addition to any obligations imposed by law upon any successor to the Company, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain the assumption and agreement prior to the effectiveness of any succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate his employment for Good Reason immediately after a Change in Control and during the term of this Agreement, except that, for purposes of implementing the foregoing, the date on which any succession becomes effective shall be deemed the Payment Trigger occasioned by the foregoing deemed termination of employment for Good Reason immediately following a Change in Control. The provisions of Section 9 shall continue to apply to each subsequent employer of Executive bound by this Agreement in the event of any merger, consolidation, or transfer of all or substantially all of the business or assets of that subsequent employer.

              (B) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executor, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive shall die while any amount would be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, the amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives, or administrators of the Executive's estate.

              10. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addressed set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

              To the Company:

              Asia Global Crossing Ltd.
              Wessex House
              45 Reid Street
              Hamilton HM12, Bermuda
              Attn:  Resident Representative

              Copy to:

              Asia Global Crossing Ltd.
              360 North Crescent Drive
              Beverly Hills, California  90210
              Attn:  General Counsel

              To the Executive:

              To the most recent address of Executive set forth in the personnel records of the Company.

              11. MISCELLANEOUS. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an officer of the Company specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Securities Exchange Act of 1934 or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law and any additional withholding to which the Executive has agreed. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

              12. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

              13. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth above.

Attest:                                         ASIA GLOBAL CROSSING LTD.


                                                By:
------------------------                           ----------------------------
Name:                                              Name:


Title:                                             Title:

Witness:                                        EXECUTIVE:


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                                                Print Name: